Exhibit 99.1

Contact:	Charles L. Dunlap, CEO
Gregory J. Pound, COO
Frederick W. Boutin, CFO
303-626-8200

TRANSMONTAIGNE PARTNERS L.P. TO PRESENT AT

MASTER LIMITED PARTNERSHIP INVESTOR CONFERENCE

IN GREENWICH, CONNECTICUT

Monday, May 23, 2011	Immediate Release

Denver, Colorado— TransMontaigne Partners L.P. (NYSE: TLP) today announced that management will participate in the Master Limited Partnership Investor Conference to be held at the Hyatt Regency Hotel in Greenwich, Connecticut on May 25 and 26, 2011.  A copy of the presentation will be available beginning Tuesday, May 24, 2011, on TransMontaigne Partners’ website: www.transmontaignepartners.com on the “Management Presentations” page.  Management is scheduled to present at 10:45 a.m. (EDT) on Wednesday, May 26, 2011.  A live webcast of the presentation will be available by accessing http://www.wsw.com/webcast/naptp4/tlp/.  A replay of the live broadcast will be available for up to 30 days by accessing the address above.

About TransMontaigne Partners L.P.

TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations primarily in the United States along the Gulf Coast, in the Midwest, in Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Southeast.  We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products.  Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt.  We do not purchase or market products that we handle or transport.  News and additional information about TransMontaigne Partners L.P. is available on our website:  www.transmontaignepartners.com.

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1670 Broadway • Suite 3100 • Denver, CO   80202 • 303-626-8200 (phone) • 303-626-8228 (fax)

Mailing Address:  P. O. Box 5660 • Denver, CO   80217-5660

www.transmontaignepartners.com